                                                                   Exhibit 23(c)

               Consent of Ernst & Young LLP, Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 7, 1999, except for Note 14 as to which the date is August 4, 1999, with respect to the financial statements of Mission Critical Software, Inc. incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of NetIQ Corporation for the registration of its common stock.

                                          /s/ Ernst & Young LLP

Austin, Texas

February 21, 2001